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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders


  of USN Communications, Inc.:



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-74801 of CoreComm Limited on Form S-4 of our report dated March 9, 1998 relating to the consolidated financial statements of USN Communications, Inc. and subsidiaries for the years ended December 31, 1997 and 1996 appearing elsewhere in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.



DELOITTE & TOUCHE LLP



Chicago, Illinois
May 3, 1999